Exhibit 21.1  List of Subsidiaries

                           Subsidiaries of the Company

                                                                    Percentage
                                                                   of Ownership
                                                  Country of         (if less
Name of Subsidiary                               Incorporation      than 100%)
------------------                               -------------     -----------
Taitron Components Mexico, S.A. de C.V.              Mexico            60%
Taitron Components Taiwan Branch (U.S.A.)            Taiwan
Taitron Components Incorporated e Representacoes
  do Brasil LTDA                                     Brazil
Taitron Components Incorporated - Shanghai
  Representative Office                              China